                                                                    Exhibit 4.06

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                             INTERCREDITOR AGREEMENT


                                      among


                             BANKERS TRUST COMPANY,
                 as Collateral Trustee for the Secured Parties,


                      DEUTSCHE BANK AG, NEW YORK BRANCH,
     as Administrative Agent for and on behalf of the Bank Senior Lenders,


               WINTERTHUR INTERNATIONAL INSURANCE COMPANY LIMITED,
       for itself and as Administrative Agent for and on behalf of the Oil
                                Payment Insurers,

                                 HSBC BANK USA,
       as Capital Markets Trustee for the Capital Markets Senior Lenders,

                                       and

               WINTERTHUR INTERNATIONAL INSURANCE COMPANY LIMITED,
                         as Debt Service Reserve Insurer



                           Dated as of August 19, 1999


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

                                TABLE OF CONTENTS


SECTION                                                             PAGE

                                  ARTICLE I
                        DEFINITIONS AND INTERPRETATION


1.01  Definitions......................................................2
1.02  Interpretation...................................................2
1.03  Conflict.........................................................3

                                  ARTICLE II
                      GENERAL INTERCREDITOR ARRANGEMENTS


2.01  Sharing of Information...........................................3
2.02  Notice of Non-Pro Rata Payments..................................3
2.03  General Consultation.............................................3
2.04  Voting Restrictions..............................................4
2.05  No Reliance......................................................4
2.06  Sharing of Non-Pro Rata Payments.................................5
2.07  Excluded Payments................................................5
2.08  Termination of Senior Debt Commitments...........................6

                                 ARTICLE III
                      OIL PAYMENT INSURANCE ARRANGEMENTS


3.01  Covenants of the Oil Payment Insurers Administrative Agent.......6
3.02  Exercise of Voting Rights........................................6
3.03  Rights under Debt Service Reserve Insurance Guarantee............7

                                  ARTICLE IV
                  DEBT SERVICE RESERVE INSURANCE ARRANGEMENTS


4.01  General Covenants of the Debt Service Reserve Insurer............7
4.02  Subordination....................................................7

                                  ARTICLE V
                                 MISCELLANEOUS


5.01  Termination......................................................8
5.02  GOVERNING LAW....................................................8
5.03  Waiver of Jury Trial.............................................8
5.04  Severability.....................................................8
5.05  Entire Agreement.................................................8
5.06  Notices..........................................................9
5.07  Benefits of Agreement............................................9

SECTION                                                             PAGE
                                                                    ----

5.08  Remedies.........................................................9
5.09  Execution in Counterparts.......................................10
5.10  Consent to Jurisdiction.........................................10
5.11  Amendments, Etc.................................................10
5.12  Effectiveness...................................................11

                             INTERCREDITOR AGREEMENT


            This Agreement, dated as of August 19, 1999, is made among:

            BANKERS TRUST COMPANY, a banking corporation incorporated under the laws of the State of New York, acting through its New York Branch, as Collateral Trustee for the Secured Parties,

            DEUTSCHE BANK AG, NEW YORK BRANCH, a New York State licensed branch of a German bank, as Administrative Agent for and on behalf of the Bank Senior Lenders,

            WINTERTHUR INTERNATIONAL INSURANCE COMPANY LIMITED, a company incorporated under the laws of England and Wales, for itself and as Administrative Agent for and on behalf of the Oil Payment Insurers,

            HSBC BANK USA, a New York banking corporation and trust company, as Capital Markets Trustee for the Capital Markets Senior Lenders; and

            WINTERTHUR INTERNATIONAL INSURANCE COMPANY LIMITED, a company incorporated under the laws of England, as Debt Service Reserve Insurer.

WHEREAS:

            A. The Bank Senior Lenders propose to loan the Borrower Bank Senior Term Debt and make available to the Partnership the Secured Working Capital Facility;

            B. The Borrower proposes to issue Capital Markets Senior Debt in favor of the Capital Markets Senior Lenders;

            C. The Oil Payment Insurers propose to guarantee certain of the Partnership's payment obligations to PMI under the Long-Term Oil Supply Agreement;

            D. The Collateral Trustee proposes to act on behalf of the Secured Parties pursuant to the Security Documents and has authorized the execution and delivery of this Agreement;

            E. The Bank Senior Lenders Administrative Agent proposes to act on behalf of the Bank Senior Lenders pursuant to the Bank Senior Loan Agreements and has authorized the execution and delivery of this Agreement;

            F. The Capital Markets Trustee proposes to act on behalf of the Capital Markets Senior Lenders pursuant to the Indenture and has authorized the execution and delivery of this Agreement;

            G. The Oil Payment Insurers Administrative Agent proposes to act on behalf of the Oil Payment Insurers pursuant to the Reimbursement Agreement and has authorized the execution and delivery of this Agreement; and

            H. The Debt Service Reserve Insurer proposes to guarantee the Borrower's obligation to pay Senior Debt Obligations when due pursuant to, and in accordance with the terms of, the Debt Service Reserve Guarantee Arrangement and has authorized the execution and delivery of this Agreement.

            NOW, THEREFORE, to set forth the terms of their relationship and respective rights and obligations under the Financing Documents, the parties hereto now agree with and among each other as follows:


                                  ARTICLE I
                         DEFINITIONS AND INTERPRETATION

            1.01 Definitions. Defined terms in this Agreement and the Appendices to this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in Appendix A to the Common Security Agreement, dated as of August 19, 1999, among Port Arthur Finance Corp., Port Arthur Coker Company L.P., Sabine River Holding Corp., Neches River Holding Corp., Bankers Trust Company, as Collateral Trustee for the Secured Parties, Deutsche Bank AG, New York Branch, as Administrative Agent for and on behalf of the Bank Senior Lenders, Wintherthur International Insurance Company Limited, for itself and as Administrative Agent for and on behalf of the Oil Payment Insurers, HSBC Bank USA, as Capital Markets Trustee for the Capital Markets Senior Lenders, and Bankers Trust Company, as Depositary Bank, as the same may be amended or supplemented in accordance with its terms and in effect from time to time (the "Common Security Agreement").

            1.02 Interpretation. In this Agreement, except to the extent that the context otherwise requires:

            (a) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

            (b) unless otherwise specified, references to Articles, Sections and clauses are references to Articles, Sections, and clauses of this Agreement;

            (c) references to any document or agreement, including without limitation this Agreement, shall be deemed to include references to such document or agreement (together with all appendices, annexes and schedules thereto) as amended, supplemented, replaced or restated from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein; and

            (d) references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

            1.03 Conflict. In the event of any conflict between this Agreement and the Common Security Agreement, the Common Security Agreement shall govern.


                                    ARTICLE II
                       GENERAL INTERCREDITOR ARRANGEMENTS

             2.01 Sharing of Information. Each Secured Party and each Applicable Agent shall use reasonable efforts promptly to make available to all other Secured Parties, Applicable Agents and the Collateral Trustee any material information it receives in its capacity as a Secured Party or Applicable Agent, as the case may be, regarding (a) the construction or operation of the Project, the prospects for the timely achievement of Final Completion by the Guaranteed Final Completion Date, or the financial condition or business of any of the Borrower, the Partnership or the Partners, (b) the Borrower's and the Partnership's ability to pay the Senior Debt Obligations when due, (c) the security interests granted by or pursuant to the Common Security Agreement and the other Security Documents, (d) the ability of any of the Borrower, the Partnership or the Partners to comply with their obligations under each of the Financing Documents, (e) the ability of any of the parties to the Project Documents to comply with their obligations thereunder, (f) the occurrence of any Event of Default or Potential Default or (g) any other matter regarding any of the Borrower, the Partnership or the Partners or the Senior Debt that such Secured Party, or Applicable Agent, as the case may be, in its reasonable judgment, considers to be of common interest to the Secured Parties, provided that (i) this Section 2.01 shall not require any Secured Party or Applicable Agent to make available to the Collateral Trustee information that, (A) in such Secured Party's reasonable judgment, is not of common interest to the other Secured Parties, (B) that is subject to confidentiality restrictions that prohibit such disclosure or (C) that such Secured Party or Applicable Agent reasonably believes to have already been provided to the other Secured Parties, Applicable Agents and the Collateral Trustee and (ii) no Secured Party or Applicable Agent shall have any liability for any failure to make available to any other Secured Party, Applicable Agent or the Collateral Trustee such information or for any inaccuracy or incompleteness of any such information made available by it in good faith.

             2.02 Notice of Non-Pro Rata Payments. To the extent applicable, each Secured Party shall notify each Applicable Agent and the Collateral Trustee of any payment received in respect of Senior Debt Obligations or Oil Payment Insurance Obligations in excess of its pro rata share of such obligations then due under its respective Financing Document.

             2.03 General Consultation. The Secured Parties agree that, without affecting in any manner the rights of the Secured Parties and without improving in any way the rights or defenses of any of the Borrower, the Partnership or the Partners, to the extent practicable under the circumstances, they shall endeavor to afford each other a reasonable opportunity to exchange views before taking any action that could reasonably be expected to have a Material Adverse Effect or significantly disadvantage certain Secured Parties in favor of other Secured Parties.

            Subject to the voting provisions set forth in the Common Security Agreement and the percentage of Secured Parties required to take action or make decisions thereunder or under any other Financing Document, it is the intention of each Secured Party that, in connection with any action or decision requiring a determination by more than one Secured Party, all Secured Parties entitled pursuant to the Common Security Agreement to vote thereon are to be afforded the opportunity to express their views, and to vote, on the matter subject to such determination.

            Any Secured Party may, at any time following the occurrence and during the continuance of an Event of Default, request that a meeting or meetings of Secured Parties, at reasonable times and locations, and with reasonable frequency, be convened, and upon such request having been given in accordance with this Section 2.03, such meetings shall be convened as provided in this Agreement. Such a request for a meeting shall be made in a written notice given to the Collateral Trustee and each Applicable Agent in accordance herewith. Each such notice shall state the date of such meeting (which shall be not less than 15 nor more than 30 days after the date of such notice, unless otherwise agreed by all Secured Parties) and a general outline of the issues to be discussed at such meeting. Any Secured Party shall have the right to appoint any other Person (including another Secured Party) to act as its representative at any such meeting of Secured Parties. No Secured Party shall be obligated to attend any such meetings.

             2.04 Voting Restrictions. In each instance that a vote with respect to any consent, waiver, approval, direction, amendment, supplement, other modification or other matter is to be cast in accordance with the Common Security Agreement or the Transfer Restrictions Agreement, no Secured Party that is an Affiliate of any of the Borrower, the Partnership, the Partners, the Shareholders or the Clark Entities (each, a "Non-Voting Lender") shall be entitled to participate in such vote and Senior Debt and Senior Debt Commitments held by a Non-Voting Lender shall not be considered outstanding for the purpose of determining the percentages of outstanding principal amount of Senior Debt and Senior Debt Commitments under the definitions of "Majority Lenders", "Requisite Lenders", "Supermajority Lenders", "Majority Secured Parties", "Requisite Secured Parties" and "Supermajority Secured Parties", provided that in no event shall any amendment, modification or waiver of Section 2.06 or
Section 2.07 that is adverse to any Non-Voting Lender be made without the written consent of such Non-Voting Lender.

             2.05 No Reliance. Notwithstanding any other provision of the Common Security Agreement, no Secured Party has relied or shall rely on any other Secured Party, any Applicable Agent or the Collateral Trustee (a) to inquire into or verify the accuracy or completeness of any information provided by any of the Borrower, the Partnership or the Partners or made available by any Secured Party to any other Secured Party on or prior to the date hereof, or hereafter pursuant to Section 2.01 or (b) to review or evaluate the condition of any of the Borrower, the Partnership, the Partners or the Project. Each Secured Party acknowledges and agrees that it has made its own credit decision, and shall take, or refrain from taking, any future decision or action, on the basis of its own independent judgment, without reliance on information provided by or expected from, or on views expressed by, any other Secured Party, any Applicable Agent or the Collateral Trustee.

             2.06 Sharing of Non-Pro Rata Payments. Each Secured Party agrees that in the event any Secured Party shall obtain payment of any amounts due to it on or in respect of Senior Debt Obligations or Oil Payment Insurance Obligations from the Borrower, the Partnership or from any other Person, whether through exercise of a right of set-off, banker's lien or counterclaim, or from any realization (whether through attachment, foreclosure or otherwise) of assets of the Borrower, the Partnership or either of the Partners, or otherwise, and such payment is not in accordance with such Secured Party's pro rata share of such obligations then due under its respective Financing Document, then, except to the extent such payment is an Excluded Payment (as defined in Section 2.07), such Secured Party shall promptly remit to the Collateral Trustee for distribution to other Secured Parties the amount of such payment necessary to ensure that each Secured Party shall have received only its pro rata share of such obligations, provided that, if at such time redistribution of such payment in such manner is inadvisable in the judgment of any Secured Party, then at the request of such Secured Party, Secured Parties shall promptly consult with each other to determine whether there is a preferable manner to make equitable adjustments (including the purchase by such Secured Party of Senior Debt Obligations or Oil Payment Insurance Obligations, as the case may be, held by other Secured Parties) to permit all Secured Parties to share such payment (net of expenses incurred by the recipient Secured Party in obtaining or preserving such payment) pro rata, provided, further, that, if the Capital Markets Trustee shall have acted negligently in distributing such non-pro rata payment, it shall be liable to the other Secured Parties to the extent that the amounts so paid are not remitted promptly to the Collateral Trustee. If any such redistributed or shared payment is rescinded or must otherwise be restored by the Secured Party which first obtained it, each other Secured Party that shares the benefit of such payment shall return to such Secured Party its portion of the payment so rescinded or required to be restored.

             2.07 Excluded Payments. The following payments on or in respect of Senior Debt Obligations or Oil Payment Insurance Obligations shall constitute "Excluded Payments":

            (a) any payment pursuant to a contract of guaranty, indemnity or insurance applicable to Senior Debt Obligations or Oil Payment Insurance Obligations, as the case may be, made by any Person other than any of the Borrower, the Partnership and the Partners, the Shareholders, the Clark Entities and any of their respective Affiliates;

            (b) the pro rata share otherwise allocable under this Agreement to any particular Secured Party of any payment received by another Secured Party as a result of an action or proceeding commenced by such Secured Party in a court to the extent that, after receipt of timely notice of the commencement of such action or proceeding by the particular Secured Party, such particular Secured Party does not (i) join such action or proceeding or agree to share (pro rata in accordance with the outstanding Senior Debt Obligations or Oil Payment Insurance Obligations held by it) the costs and expenses of such action or proceeding or (ii) commence and diligently prosecute a separate action or proceeding in any appropriate court to collect the analogous obligations of the Borrower, the Partnership and the Partners owing to such particular Secured Party; and

            (c) any payment or prepayment to one or more Secured Parties or Senior Lender Groups pursuant to, and to the extent permitted under,
      Article II of the Common Security Agreement that is not required to be a Pro Rata Payment.

For the avoidance of doubt, notwithstanding any other provision of the Common Security Agreement or any other Financing Document to the contrary, no Secured Party shall have any obligation to share any payment made by any Person to such Secured Party pursuant to a contract of participation or assignment or any other arrangement by which a direct or indirect interest of such Secured Party under the Financing Documents is transferred.

             2.08 Termination of Senior Debt Commitments. In the event the Senior Debt Commitment of a Secured Party is terminated in full prior to disbursement of any Senior Loans by such Secured Party, such Secured Party shall cease to be a party to the Common Security Agreement, the Security Documents and the Transfer Restrictions Agreement.


                                   ARTICLE III
                       OIL PAYMENT INSURANCE ARRANGEMENTS

             3.01 Covenants of the Oil Payment Insurers Administrative Agent. The Oil Payment Insurers Administrative Agent hereby covenants and agrees, for and on behalf of the Oil Payment Insurers, for the benefit of the other parties hereto that:

      (a) it shall maintain the coverage provided under the Oil Payment Insurance Policy in accordance with its terms, subject to suspension or termination of such coverage in accordance with the Oil Payment Insurance Policy and the Reimbursement Agreement; and

      (b) it shall promptly notify each of the other Applicable Agents in the event of (i) any failure by the Partnership to pay any premium or other amounts payable under the Reimbursement Agreement or the Oil Payment Insurance Policy when due, (ii) any claim made under Section 2.03 of the Reimbursement Agreement and (iii) any suspension or termination of the Oil Payment Insurance Policy.

           3.02 Exercise of Voting Rights. Each of the Bank Senior Lenders Administrative Agent and the Capital Markets Trustee hereby acknowledge and agree that the Oil Payment Insurers Administrative Agent shall exercise all voting rights arising under the Financing Documents for and on behalf of the Oil Payment Insurers as directed by the Oil Payment Insurers and, in the case of any Oil Payment Insurers that are reinsurers with respect to all or part of the insurance coverage provided by the Oil Payment Insurance Policy, in accordance with the relevant reinsurance documentation.

           3.03 Rights under Debt Service Reserve Insurance Guarantee. The Senior Lenders hereby acknowledge and agree that each Oil Payment Insurer shall have the right, at its sole discretion, to renounce any payment under the Debt Service Insurance Guarantee to which it may be entitled, provided that no such renunciation with respect to any Oil

Payment Reimbursement Obligation held by such Oil Payment Insurer shall operate as a waiver with respect to any other Oil Payment Reimbursement Obligation or any other rights such Oil Payment Insurer may have under the Debt Service Reserve Insurance Guarantee.


                                   ARTICLE IV
                   DEBT SERVICE RESERVE INSURANCE ARRANGEMENTS

             4.01 General Covenants of the Debt Service Reserve Insurer. The Debt Service Reserve Insurer hereby covenants and agrees for the benefit of the other parties hereto that:

            (a) it shall maintain the coverage provided under the Debt Service Reserve Guarantee Arrangement in accordance with its terms, subject to suspension or termination of such coverage in accordance with the Debt Service Reserve Guarantee Arrangement; and

            (b) it shall promptly notify each of the other Applicable Agents in the event of (i) any failure by the Borrower to pay any premium or other amounts payable under the Reimbursement Agreement or the Debt Service Reserve Guarantee Arrangement when due and (ii) any suspension or termination of the coverage provided under the Debt Service Reserve Guarantee Arrangement.

             4.02 Subordination. (a) The Debt Service Reserve Insurer hereby covenants and agrees that the liens and security interests created for the benefit of the Secured Parties under the Common Security Agreement and the other Financing Documents, to the extent they are created for the benefit of the Debt Service Reserve Insurer, and the amounts owed to the Debt Service Reserve Insurer now or hereafter secured thereby and all rights, remedies, terms and covenants contained therein or in any of the other Financing Documents for the benefit of the Debt Service Reserve Insurer shall be and at all times remain subject and subordinate to the full payment of all of the Senior Debt Obligations and all of the Oil Payment Reimbursement Obligations.

            (b) The Debt Service Reserve Insurer hereby agrees that it shall not be entitled to any proceeds from the sale or other disposition of any Collateral or any other proceeds with respect to the Collateral, unless and until all of the Senior Debt Obligations and all of the Oil Payment Reimbursement Obligations have been paid in full. If at any time the Debt Service Reserve Insurer receives any such proceeds and if at such time the Senior Debt Obligations and the Oil Payment Reimbursement Obligations shall not have been paid in full, the Debt Service Reserve Insurer shall hold such proceeds in trust for the benefit of the Collateral Trustee and shall promptly forward such proceeds to the Collateral Trustee

            (c) With respect to the Collateral, so long as any Senior Debt Obligations and Oil Payment Reimbursement Obligations are outstanding, the Collateral Trustee shall have the sole and exclusive right to carry out the provisions of the Common Security Agreement and the other Financing Documents for the benefit of the Secured Parties and to enforce all rights and privileges accruing to the Secured Parties by reason of the Common

Security Agreement and the other Financing Documents, and to exercise all rights and remedies of a secured lender under the applicable Uniform Commercial Code or other applicable law in respect of the Collateral without the consent of the Debt Service Reserve Insurer. Until all of the Senior Debt Obligations and all of the Oil Payment Reimbursement Obligations are paid in full, the Debt Service Reserve Insurer shall not exercise any legal or equitable rights or remedies with respect to the Collateral, including without limitation the exercise of any rights or remedies arising out of or in connection with the subordinated lien granted to it under the Deed of Trust, Absolute Assignment of Rents, Security Agreement and Financing Statement, dated as of August 19, 1999, by the Partnership for the benefit of the Debt Service Reserve Insurer, without the prior written consent of the Collateral Trustee. The Debt Service Reserve Insurer hereby waives the right to object pursuant to Section 9-505 of the applicable Uniform Commercial Codes as adopted.

                                   ARTICLE X
                                 MISCELLANEOUS

             5.01 Termination. This Agreement shall terminate when all Senior Debt Obligations and all Oil Payment Insurance Obligations have been paid in full and all lending commitments have terminated or expired.

             5.02 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

             5.03 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement.

             5.04 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             5.05 Entire Agreement. This Agreement constitutes the entire agreement and understanding, and supersedes all prior agreements and understandings (both written and oral), among the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee, the Oil Payment Insurers Administrative Agent and the Debt Service Reserve Insurer relating to the subject matter hereof.

             5.06 Notices. (a) Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given under this Agreement, any Senior Loan Agreement or the Reimbursement Agreement will be deemed duly given when given or made in writing and (i) personally delivered, (ii) sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral) or (iii) five days have elapsed after mailing by certified or registered mail, postage pre-paid, return receipt requested, in each case addressed to a party at its address or facsimile transmission number as indicated in Appendix P to the Common Security Agreement or to such other address or facsimile transmission number of which such party has given notice. Notice of any address or facsimile number change shall be effective only upon receipt. Notices and all written documents to be provided to the Collateral Trustee under this Agreement shall be deemed received by the Collateral Trustee only if addressed in accordance with the requirements of Appendix P to the Common Security Agreement, including but not limited to the addressee thereon.

            (b) The Collateral Trustee shall promptly forward to each Applicable Agent copies of any notice, claim, certificate, report instrument, demand, request, direction, instruction, designation, waiver, receipt, consent or other communication or document that it receives in connection with the Transaction Documents, including without limitation any report received pursuant to Article VIII to the Common Security Agreement, unless the Collateral Trustee reasonably believes that such material has already been provided to such Person.

             5.07 Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto and their respective successors and permitted assigns, any benefit or any legal or equitable right or remedy under this Agreement.

             5.08 Remedies. (a) No remedy in this Agreement or any other Financing Document conferred upon any of the parties hereto is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under or any other Financing Document or now or hereafter existing at law or in equity or by statute or otherwise.

            (b) No failure on the part of any of the parties hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. None of the parties hereto shall be responsible for the failure of any other Secured Party to perform its obligations under this Agreement or any other Financing Document.

            (c) In case any party hereto, or the Collateral Trustee on behalf of any Secured Party, shall have proceeded to enforce any right, remedy or power under this Agreement or any other Financing Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Secured Party, then and in every such case the parties hereto shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such other Financing Document and thereafter all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

             5.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

              5.10 Consent to Jurisdiction. (a) Subject to clause (c) of this
Section 5.10, each party hereto hereby irrevocably consents and agrees, for the benefit of each other party hereto, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement may be brought in any Federal or State court located in the Borough of Manhattan, The City of New York, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such court, to the exclusion of all other courts, with respect to any such action, suit or proceeding. Each party hereto hereby waives to the fullest extent permitted by applicable laws any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in any inconvenient forum.

            (b) Each party hereto hereby irrevocably agrees that any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in the Borough of Manhattan, The City of New York at the address of such party set forth in Appendix P to the Common Security Agreement. Each party hereto agrees that service of process upon it at such address made in the manner provided in Section 14.08 of the Common Security Agreement, shall be deemed to be effective service of process upon it in any such action, suit or proceeding.

            (c) Each party hereto agrees that a final judgment against it in any action, suit or proceeding taken in any Federal or State Court in the Borough of Manhattan, The City of New York in accordance with clause (a) of this
Section 5.10 shall be conclusive and may be enforced in any jurisdiction by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by law.

             5.11 Amendments, Etc. Except as otherwise expressly provided in this Agreement, no provision of this Agreement may be amended, modified, supplemented or waived except by an agreement in writing signed by each party hereto.

             5.12 Effectiveness. This Agreement shall come into full force and effect upon its execution and delivery by each of the parties named on the signature pages hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

                              BANKERS TRUST COMPANY,
                              as Collateral Trustee for the Secured Parties


                              By:   /s/ James C. McDonough
                                    ---------------------------------
                                    Name:  James C. McDonough
                                    Title:  Vice President


                              By:   /s/ William T. Jenkins
                                    ---------------------------------
                                    Name:  William T. Jenkins
                                    Title:  Assistant Vice President



                              DEUTSCHE BANK AG, NEW YORK BRANCH, as
                              Administrative Agent for and on behalf of the Bank Senior Lenders


                              By:   /s/ Cynthia Jo Powell
                                    ---------------------------------
                                    Name:  Cynthia Jo Powell
                                    Title:  Associate


                              By:   /s/ Lydia Zaininger
                                    ---------------------------------
                                    Name:  Lydia Zaininger
                                    Title:  Vice President

                              WINTERTHUR INTERNATIONAL INSURANCE
                              COMPANY LIMITED,
                              for itself and as Administrative Agent for and on behalf of the Oil Payment Insurers



                              By:   /s/ Eileen McCusker
                                    ---------------------------------
                                    Name:  Eileen McCusker
                                    Title:  Property Underwriting Manager


                              By:   /s/ Malcolm Newman
                                    ---------------------------------
                                    Name:  Malcolm Newman
                                    Title:  Chief Financial Officer



                              HSBC BANK USA,
                              as Capital Markets Trustee for the
                              Capital Markets Senior Lenders



                              By:   /s/ James M. Foley
                                    ---------------------------------
                                    Name: James M. Foley
                                    Title:  Assistant Vice President

                              WINTERTHUR INTERNATIONAL INSURANCE
                              COMPANY LIMITED,
                              as Debt Service Reserve Insurer



                              By:   /s/ Eileen McCusker
                                    ---------------------------------
                                    Name:  Eileen McCusker
                                    Title: Property Underwriting Manager


                              By:   /s/ Malcolm Newman
                                    ---------------------------------
                                    Name:  Malcolm Newman
                                    Title:  Chief Financial Officer






                                     -13-